INFORMATION REQUIRED IN PROXY STATEMENT

                                SCHEDULE 14A INFORMATION

                      Proxy Statement Pursuant to Section 14(a) of
                          the Securities Exchange Act of 1934

Filed by the registrant /x/
Filed by a party other than the registrant / /
Check the appropriate box:

/ /  Preliminary proxy statement

/x/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              MELVILLE CORPORATION
- ------------------------------------------------------------------------------
                    (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                              MELVILLE CORPORATION
- ------------------------------------------------------------------------------
                       (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

/x/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or Rule
          14a-6(i)(2).

/ /  $500 per each party per Exchange Act Rule  14a-6(i)(3),  or Rule
          14a-6(i)(2).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                              MELVILLE CORPORATION
                        One Theall Road, Rye, N.Y. 10580

                                  ------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  ------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MELVILLE CORPORATION, a New York corporation (the "Corporation") will be held at the offices of the Corporation, One Theall Road, Rye, New York 10580 on Tuesday, April 11, 1995, at 10:00 A.M., New York time, for the following purposes:


     1. To elect twelve directors to hold office for the term expiring in April, 1996;


     2. To consider and vote upon amendments to the Corporation's Omnibus Stock Incentive Plan;


     3. To consider and vote upon a stockholder proposal, as set forth in the attached proxy statement, if properly presented to the meeting; and


     4. To consider and transact such other business as may properly come before the meeting, and any adjournment or adjournments thereof.


     Only shareholders of record at the close of business on March 1, 1995 will be entitled to notice of and to vote at the meeting, and at any adjournment or adjournments thereof.


                      By order of the Board of Directors.


                                                      Melville Corporation



                                                       Arthur V. Richards
                                                  Vice President and Secretary

Dated: March 7, 1995

                                  ------------

                                PROXY STATEMENT

                                  ------------


     This Proxy Statement, the attached Notice of Annual Meeting of Shareholders, the enclosed Proxy, and the 1994 Annual Report are first being mailed to the shareholders of the Corporation on or about March 7, 1995.


                         Item 1--Election of Directors


     Twelve directors of the Corporation are to be elected at the Annual Meeting of Shareholders in April, 1995, for terms expiring in April, 1996. The persons named as proxies in the enclosed Proxy have advised the Corporation that the shares represented are to be voted at this Annual Meeting pursuant to the Proxy for the nominees for election as directors. Messrs. Battle, Creedon and Levitt, after years of distinguished service on the Board, are retiring pursuant to Board policy and will not stand for re-election. Mr. Huth will be leaving the Corporation effective March 31, 1995 and will not be standing for re-election as a director. The persons named as proxies have also advised the Corporation that it is their present intention, if any of said nominees shall unexpectedly become unavailable, to vote for the election of any person substituted by the management for any of said nominees.


     On September 14, 1994, the Board of Directors increased the size of the Board to fifteen and elected W. Don Cornwell to fill the newly created vacancy. In view of the fact Messrs. Battle, Creedon, Huth and Levitt, will not be standing for re-election, the size of the Board will be decreased to twelve effective at the Annual Meeting of Shareholders on April 11, 1995.


     The Board of Directors recommends that shareholders vote FOR all nominees.


     The names, ages, shareholdings and principal occupations for the past five years of the nominees for election at this meeting, and the names of public companies of which they are presently serving as directors, are set forth below:

                                                                      First        Ownership of          Percent
                                                                     Became        Corporation's           of
Name                                                       Age      Director         Stock (1)            Class
- ----                                                       ---      --------       -------------         -------
Allan J. Bloostein                                          65        1989         7,500 Common             *
 Consultant in both retail and consumer goods                                       Shares (2)
 marketing; Director of Taubman Centers Inc.;
 Trustee or Director of various Smith Barney
 Shearson investment portfolios


W. Don Cornwell                                             47        1994         2,100 Common             *
 Chairman of the Board and Chief Executive                                          Shares (2)
 Officer of Granite Broadcasting Corporation,
 a group broadcasting company

Thomas P. Gerrity                                           53          **         1,000 Common             *
 Dean of The Wharton School of the University of                                    Shares
 Pennsylvania; from May, 1989 to June, 1990,
 President of CSC Consulting, and Vice President
 of Computer Sciences Corporation, a worldwide
 commercial professional services company;
 Director of Digital Equipment Corporation, the
 Federal National Mortgage Association, Reliance
 Group Holdings, Inc. and the Sun Company, Inc.


Stanley P. Goldstein                                        60        1984         491,033 Common           *
 Chairman of the Board and Chief Executive Officer                                  Shares (2)(3)(4)(5)
 and a member of the Executive Committee of the
 Corporation;  prior to January 1, 1994, also
 President of the Corporation; Director of NYNEX
 Corporation


                                                                      First        Ownership of          Percent
                                                                     Became        Corporation's           of
Name                                                       Age      Director         Stock (1)            Class
- ----                                                       ---      --------       -------------         -------

Michael H. Jordan                                           58        1986         7,400 Common             *
 Chairman of the Board and Chief Executive                                          Shares (2)
 Officer of Westinghouse Electric Corporation, a
 diversified global technology based corporation;
 from August, 1992 to June, 1993, Principal of
 Clayton Dubilier & Rice, Inc., a private
 investment firm; prior to August, 1992, Chairman
 and Chief Executive Officer of PepsiCo
 International Food and Beverages, a worldwide
 food products and services company; member of the
 Executive Committee of the Corporation; Director
 of Aetna Life & Casualty Company, Dell Computer,
 Nukote, Inc. and Rhone Poulenc Rorer Inc.


William H. Joyce                                            59        1994         3,000 Common             *
 President, Chief Operating Officer and Director                                    Shares (2)
 of Union Carbide Corporation, a leading producer
 of chemicals and polymers; from December, 1991 to
 January, 1993, Executive Vice President of Union
 Carbide Corporation; from October, 1990 to December,
 1991, Vice President of Union Carbide Corporation;
 from September, 1985 to October, 1990, President of
 the Polyolefins Division of Union Carbide
 Corporation; Director of Reynolds Metals Company


Terry R. Lautenbach                                         56        1991         5,500 Common             *
 Retired Senior Vice President of IBM                                               Shares (2)
 Corporation, a multinational advanced information
 technology company; Director of Air Products Corp.,
 Varian Associates, Inc. and Trustee of Loomis-Sayles
 Mutual Funds


Donald F. McCullough                                        69        1975         9,960 Common             *
 Chairman Emeritus of Collins & Aikman                                              Shares (2)
 Corporation, a producer of textiles and wall coverings;
 Director of Bankers Trust New York Corporation and
 Massachusetts Mutual Life Insurance Company


Harvey Rosenthal                                            52        1994         153,659 Common           *
 President and Chief Operating Officer of the                                       Shares (2)(3)(4)
 Corporation; prior to January, 1994, Vice President of
 the Corporation and President and Chief Executive
 Officer of the CVS division of the Corporation


                                                                      First        Ownership of          Percent
                                                                     Became        Corporation's           of
Name                                                       Age      Director         Stock (1)            Class
- ----                                                       ---      --------       -------------         -------
Ivan G. Seidenberg                                          48        1993         3,000 Common             *
 President, Chief Executive Officer and Director                                    Shares (2)
 of NYNEX Corporation, a worldwide communications
 company; from February, 1994 to January, 1995,
 President, Chief Operating Officer and Vice
 Chairman of NYNEX Corporation; from April, 1991
 to February, 1994, Vice Chairman, Telecommunications
 Group, NYNEX Corporation; from May, 1990 to March,
 1991, Executive Vice President, NYNEX Corporation
 and President, NYNEX Worldwide Information and
 Cellular Services Group; Director of Scholastic Inc.
 and AlliedSignal Inc.


Patricia Carry Stewart                                      66        1989         7,500 Common             *
 Retired Vice President of The Edna McConnell                                       Shares (2)
 Clark Foundation, a charitable foundation;
 Director of Bankers Trust New York Corporation
 and Continental Corporation


M. Cabell Woodward, Jr.                                     66        1982         11,000 Common           *
 Retired Vice Chairman, Chief Financial Officer                                     Shares (2)
 and Director of ITT Corporation, a diversified
 multinational corporation; member of the Executive
 Committee of the Corporation; Director of Capital
 Cities/ABC, Inc. and The Black & Decker Corporation


All directors and executive officers as a group
 (37 persons) .........................................                           1,827,303 Common        1.7%
                                                                                   Shares (2)(3)(4)(5)

- ---------------
 *  Less than 1%.
**  Standing for election as a director for the first time.

(1) Unless otherwise indicated, ownership means sole voting and investment power. The number of shares and other information indicated in this table and, unless otherwise indicated, throughout this Proxy Statement, are as of March 1, 1995.

(2) The following shares of Common Stock included above for the indicated persons and group are not presently owned, but were subject to options which were outstanding on March 1, 1995 and were exercisable within 60 days thereafter: Mr. Goldstein, 302,000; Mr. Rosenthal, 137,000; each of Messrs. Bloostein, Jordan, McCullough, Woodward and Ms. Stewart, 7,000; Mr. Lautenbach, 5,000; Mr. Seidenberg, 3,000; Mr. Joyce, 2,000; Mr. Cornwell, 2,000; directors and executive officers as a group (37 persons) 1,465,550.

(3) The following shares of Common Stock included above for the indicated persons and group were granted under the Corporation's Omnibus Stock Incentive Plan and, although no longer subject to performance standards since the one year performance period for these awards has expired, are subject to certain restrictions as to continued employment and transfer of such shares as provided in the plan: Mr. Goldstein, 12,629; Mr. Rosenthal, 7,683; executive officers as a group (27 persons) 57,618.

(4) The Melville Corporation and Subsidiaries Employee Stock Ownership Plan (the "ESOP"), established in 1989, held as of March 1, 1995, 6,368,249 shares of the Corporation's Series One ESOP Convertible Preference Stock. The Bank of New York, the trustee of the ESOP, will vote shares held by the ESOP in proportion to instructions received from plan participants. As of December 31, 1994 the last date on which an allocation was made, Messrs.

    Goldstein and Rosenthal have each been allocated 574 shares; and all executive officers as a group (27 persons) have been allocated 9,529 shares. These amounts have not been included in the above table.

(5) Of the shares shown opposite Mr. Goldstein's name, 9,434 shares are owned of record by a non-profit charitable foundation of which he is President and shares voting and investment power and 20,000 shares are owned by Mr. Goldstein's wife. Mr. Goldstein disclaims beneficial ownership of all such shares.

     The Corporation is not aware of any person who owned beneficially more than 5% of the outstanding voting securities of the Corporation as of March 1, 1995, except as shown in the following table:

                                                                                     No. of            Percent
           Title of Class             Name and Address of Beneficial Owner           Shares           of Class*
           --------------             ------------------------------------           ------           ---------
Common Stock .....................    The Capital Group                             10,133,650          9.7%
                                       Companies, Inc.
                                       333 South Hope Street
                                       Los Angeles, CA 90071
Common Stock .....................    J.P. Morgan & Co., Incorporated                9,626,742          9.2%
                                       60 Wall Street
                                       New York, NY 10260
Common Stock .....................    Invesco Capital                                9,484,829          9.0%
                                       Management, Inc.
                                       1315 Peachtree St.,
                                       N.E. Suite 500
                                       Atlanta, GA 30309
Series One ESOP
 Convertible Preference
 Stock ...........................    Melville Corporation and Subsidiaries          6,368,249          100%
                                       Employee Stock Ownership Plan Trust
                                       c/o Bank of New York, as Trustee
                                       48 Wall Street
                                       New York, NY 10005

- ----------------
 * Based on all outstanding shares of Common Stock and Series One ESOP Convertible Preference Stock as of March 1, 1995, the percent of voting securities owned by The Capital Group Companies, Inc., J. P. Morgan & Co. Inc., Invesco Capital Management, Inc., and the ESOP Trust are 9.1%, 8.7%, 8.5% and 5.7%, respectively.

     A Schedule 13G dated February 10, 1995 was filed with the Securities and Exchange Commission (the "SEC") on behalf of certain operating subsidiaries of The Capital Group Companies, Inc. ("Capital Group"). Such statement disclosed that as of December 31, 1994, Capital Group exercised investment discretion over various institutional accounts which held in the aggregate greater than 5% of the Corporation's Common Stock (10,133,650 shares). Capital Guardian Trust Company, one of such operating subsidiaries, exercised investment discretion over 1,753,350 of said shares. Capital Research and Management Company had investment discretion with respect to 8,380,300 shares of the Corporation's Common Stock. Capital Group has certified that all of these shares were acquired and are held solely for investment purposes in the ordinary course of business and not for the purpose of changing or influencing the control of the Corporation.

     On February 24, 1995, the Corporation received a copy of a Schedule 13G that was filed with the SEC on behalf of J. P. Morgan & Co., Incorporated ("Morgan"). Such statement disclosed that as of December 31, 1994, Morgan beneficially owned more than 5% of the Corporation's Common Stock (9,626,742 shares). According to the statement, Morgan has sole voting power over 5,334,063 shares of the Corporation's Common Stock, shared voting power over 223,554 shares of the Corporation's Common Stock, sole dispositive power over 9,254,388 shares of the Corporation's Common Stock and shared dispositive power over 369,954 shares of the Corporation's Common Stock. Morgan has certified that all shares were acquired in the ordinary course of business and not for the purpose of or to effect a change or influence the control of the Corporation.

     Invesco Capital Management, Inc. ("Invesco") filed a statement with the SEC dated February 10, 1995 on Schedule 13G under the Securities Exchange Act of 1934, as the parent holding company in accordance with

Rule 13d-1(b)(ii)(G) of such Act, disclosing beneficial ownership of greater than 5% of the Corporation's Common Stock (9,484,829 shares). According to the statement, Invesco and/or subsidiaries have shared voting power, and shared dispositive power over all shares, and Invesco has certified that all of these shares were acquired in the ordinary course of business, and not for the purpose of changing or influencing the control of the Corporation.


     Each participant in the Melville Corporation and Subsidiaries Employee Stock Ownership Plan ("ESOP") instructs the Trustee of the ESOP how to vote his or her shares. As to unallocated shares and shares with respect to which the Trustee receives no timely voting instructions, the Trustee, pursuant to the ESOP Trust Agreement, votes these shares in the same proportion as it votes all of the shares with respect to which it has received timely voting instructions. As of the date hereof, each share of Series One ESOP Convertible Preference Stock is entitled to one vote per share on all matters submitted to a vote of the holders of Common Stock, voting together with the holders of Common Stock as a single class.

                             EXECUTIVE COMPENSATION

Compensation Committee Report on Executive Compensation

     The Corporation's executive compensation program is administered by the Compensation Committee of the Board of Directors. This Committee is comprised of four independent, non-employee directors. The Compensation Committee has prepared the following report on the executive compensation program, in which executives named in the Summary Compensation Table participate, addressing the specific decisions made with respect to 1994 compensation.

     Compensation Policies. The Compensation Committee has established several important policies as a framework for the compensation program in which the Corporation's executives participate. The compensation program is designed to motivate key executives to achieve business objectives, reward them for their achievement and align their interests with the long-term interests of shareholders. The compensation program is also designed to provide compensation opportunities which are comparable in the aggregate to those offered by peer companies in the retail industry, allowing the Corporation to compete for and retain talented executives who are critical to the Corporation's success.

     In 1994, the Committee compared the salary and other compensation awards of the executives named in the Summary Compensation Table to retail industry standards. This comparison included cash compensation levels reported for senior executives of 10 specific retailers with sales ranging from approximately $4 billion to $21 billion. The comparison also included a review of compensation levels reported for positions with similar responsibilities in published surveys which included approximately 50 companies in the retail industry. Sixty percent of the companies in the S&P Retail Composite were part of the retail industry standards that the Committee compared. The Compensation Committee believes that the best references for assessing executive compensation levels are similarly sized retailers. Executive compensation levels, including salaries, annual incentives, and long term incentives, are targeted at the median of compensation paid by these comparable companies.

     Compensation in 1994 for the Corporation's executives, including those named in the Summary Compensation Table, was comprised of base salary, cash bonuses under a profit incentive plan and performance-based restricted stock. In connection with the hiring, retention or promotion of an executive, such compensation may also have included an award of stock options or three-year time-vested restricted stock grants.

     Base Salary. The Committee reviews base salaries annually. In 1994, the Chief Executive Officer's base salary was not increased. The Committee alternatively decided to increase the Chief Executive Officer's cash bonus opportunity under the profit incentive plan to 60% of base salary, from 46% in 1993, placing a higher percentage of his compensation at risk based on company performance.

     Profit Incentive Plan. The profit incentive plan is a cash incentive or bonus program that rewards employees based on performance relative to predetermined objectives established for the year. Awards to executives named in the Summary Compensation Table, as well as awards to other participants with corporate responsibilities, are based on achievement of the annual budget for the Corporation, measured by consolidated earnings before Federal income taxes. For executives and other employees with division responsibilities, achievement of division profit budgets and individual performance determine the awards earned.

     The award paid to each participant if earnings equal 100% of the annual budget is known as the "Normal Award". Normal Awards range up to a maximum of 60% of base salary for the Chief Executive Officer (such percent-age was determined by taking into account total compensation packages at comparable companies) and scale down depending on position responsibilities. This bonus plan provides for larger awards, up to a maximum award of 200% of the Normal Award if earnings exceed budget, and smaller or no awards if earnings are below budget, according to a predetermined performance scale.

     For 1994, the award made to the Chief Executive Officer equaled 46.8% of salary, less than his Normal Award of 60% of salary, because corporate earnings were below 100% of budget but above the minimum threshold level. Awards earned by other corporate executives were similarly reduced.

     Stock Options. In October of past years, the Committee has approved annual stock option awards to participants, including the Chief Executive Officer and the named executive officers. These annual grants allow executives to participate in creating shareholder value and to accumulate an equity interest in the Corporation, thereby aligning the interests of executives with the interests of shareholders. The exercise price of any stock option award may not be less than 100% of the fair market value of a share of the Corporation's Common Stock on the date the stock options are granted. The only stock option awards in 1994 were made in connection with the hiring or promotion of employees. The Committee decided to defer the normal October grant to existing employees until March, 1995 so that all compensation decisions would be made at the same time, i.e., in March.

     Performance-Based Restricted Stock. In 1994, the Committee approved grants of performance-based restricted stock to the Chief Executive Officer and certain other executives, including those named in the Summary Compensation Table. The only awards of restricted stock in 1994 which were not performance-based were in connection with the hiring or retention of employees, but the rights to these awards do not vest unless the recipient continues to be employed by the Corporation for three years from the date of grant. The purpose of the performance-based restricted stock awards continues to be to further motivate executives to achieve annual business objectives and align their interests with the long-term interests of shareholders.

     The number of shares of performance-based restricted stock awarded (which is based on competitive pay practices) was determined by dividing fixed percentages of salary, which vary by position, by the stock price on the date of grant. The actual number of restricted shares that may be earned by executives is determined by one year performance standards, which are based on the Corporation's annual return on net assets as measured against a pre-approved budget. Once the restricted shares are earned, they remain restricted until the third anniversary from the date of grant. During the restriction period, executives may not sell, assign, bequeath, transfer, pledge or otherwise dispose of the shares. If an executive leaves the employ of the Corporation before the restrictions lapse, except for termination due to death, disability or retirement, the shares are subject to forfeiture.

     For corporate participants, including executives named in the Summary Compensation Table, if the Corporation's actual return on net assets falls below a minimum threshold percentage of budget, the right to receive the entire number of shares granted is forfeited. If actual return on net assets equals 100% of budget, 100% of shares awarded are earned. For actual return on net assets which equals or exceeds the minimum threshold of budget, between 25% to a maximum of 200% of the shares awarded may be earned depending on the percentage of budget achieved. For participants with division responsibilities, return on net assets for the division is measured against division budgets.

     A contingent award of 11,859 shares of performance-based restricted stock was approved by the Committee for the Chief Executive Officer in 1994. Since the Corporation's actual return on net assets was below 100% of budget in 1994 but above the minimum level, the actual number of shares earned by the Chief Executive Officer for 1994 was reduced to 7,946 shares. These shares are restricted until 1997, the third anniversary from the date of grant. Awards earned by other corporate participants were similarly reduced.

     Performance Shares. No performance shares were awarded in 1994. However, the performance period for shares awarded in 1992 ended on December 31, 1994. In 1992, the Chief Executive Officer was awarded 14,455 performance shares, representing a contingent number of shares of Common Stock. Based on results during the three year performance period with respect to earnings per share growth and return on equity, the Chief Executive Officer's actual award was reduced to 3,614 shares of Common Stock. Awards to other executives, including those named executive officers, were similarly reduced.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, which took effect January 1, 1994, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Corporation's Chief Executive Officer and other executive officers named in the Summary Compensation Table. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. As was the case in 1994, the Corporation's current intention is to structure the performance-based portion of the compensation of its executive officers (which currently consists of stock option grants, performance-based restricted stock awards and annual profit incentive awards) in a manner that complies with this law.

                                        Compensation Committee Members

                                        Donald F. McCullough, Chairman
                                        Allan J. Bloostein
                                        Ivan G. Seidenberg
                                        M. Cabell Woodward, Jr.


                           SUMMARY COMPENSATION TABLE

     The following table summarizes all compensation awarded to, earned by or paid to the five named key policy-making officers for all services rendered to the Corporation and its subsidiaries during each of the Corporation's last three fiscal years.

                                                                   Long Term Compensation
                                                               ---------------------------------
                                   Annual Compensation                  Awards           Payouts
                                   -------------------                  ------           -------
                                                               Restricted                 LTIP       All Other
                                                               Stock Award   Options/    Payouts   Compensation
Name and Principal Position    Year     Salary($)   Bonus ($)    ($)(1)     # of Shares  ($)(2)       ($)(3)
- ---------------------------    ----     --------    ---------  -----------  -----------  -------   ------------
Stanley P. Goldstein           1994    1,050,000    491,400     240,863          --      109,549      4,350
 Chairman of the Board,        1993    1,050,000    285,000     192,893       30,000     228,028      6,338
 Chief Executive Officer and   1992    1,007,000    426,000         --        36,000         --       6,751
 Director of the Corporation

Harvey Rosenthal               1994      750,000    292,500     143,378       25,000      10,276      7,350
 President, Chief Operating
 Officer and Director of the
 Corporation

Robert D. Huth                 1994      645,000    211,302      95,121          --       27,403      7,350
 Executive Vice President      1993      620,000    153,600      95,890       18,000      65,121     10,835
 Chief Financial Officer and   1992      590,000    228,000         --        23,000         --      11,115
 Director of the Corporation (4)

Jerald S. Politzer             1994      625,000    204,750      92,150          --       50,864      7,350
 Executive Vice President      1993      600,000    148,700      93,007       16,000      65,121     10,835
 of the Corporation            1992      565,000    218,000         --        21,000         --       8,933

Jerald L. Maurer               1994      275,000     68,640      28,524       15,000         --         --
 Senior Vice President
 of the Corporation

- ------------------
(1) All restricted stock disclosed in this table and currently outstanding reflect awards of performance-based restricted stock which is contingent upon meeting one year performance objectives and subject to a three year holding period from the date of grant. Based on the number of shares of restricted stock earned at the end of the one year performance period, dividends are paid at the same rate as paid to all shareholders from the date of the contingent award. On December 31, 1994, Mr. Goldstein had a right to receive, in the aggregate, 12,629 restricted shares having a market value on December 31, 1994 of $382,817, Mr. Rosenthal had a right to receive, in the aggregate, 7,683 restricted shares having a market value on December 31, 1994 of $232,891, Mr. Huth had a right to receive, in the aggregate, 5,466 restricted shares having a market value on December 31, 1994 of $165,688, Mr. Politzer had a right to receive, in the aggregate, 5,298 restricted shares having a market value on December 31, 1994 of $160,596 and Mr. Maurer had a right to receive, in the aggregate, 941 restricted shares having a market value on December 31, 1994 of $28,524.
(2) Represents performance shares granted for the 1992-94 performance cycle based on the market value on December 31, 1994 of $30.31 and performance shares granted for the 1991-1993 performance cycle based on the market value on December 31, 1993 of $41.19. These units were earned at the end of the three year performance cycle based on pre-established financial performance objectives with respect to earnings per share growth and return on equity.
(3) For 1994, includes $1,350, $4,350, $4,350, and $4,350 contributed under the
    Corporation's 401K Profit Sharing Plan ("401K Plan") for Mr. Goldstein, Mr. Rosenthal, Mr. Huth and Mr. Politzer, respectively, and 56.13 ESOP shares based on an assumed market value of $53.45 per share (total value of $3,000) contributed under the Corporation's ESOP for each of these named executives. For 1993, includes $1,621, $6,118 and $6,118 contributed under the 401K Plan for Mr. Goldstein, Mr. Huth and Mr. Politzer, respectively, and 88.25 ESOP shares based on an assumed market value of $53.45 per shares (total value of $4,717) contributed for each of these named executives. For 1992, includes $2,174, $6,538 and $4,356 contributed under the 401K Plan for Mr. Goldstein, Mr. Huth and Mr. Politzer, respectively, and 85.63 ESOP shares based on an assumed market value of $53.45 per share (total value $4,577) contributed for each of these named executives.
(4) Mr. Huth will be leaving the Corporation effective March 31, 1995.

                  OPTION GRANTS IN FISCAL YEAR ENDING 12/31/94


     The following table summarizes activity relating to stock options awarded to the named executive officers in the last fiscal year.

                                                                                                Present Value(3)
                                                         Individual Grants                        On Grant Date
                                            --------------------------------------------------- ----------------
                                                        Percentage of
                                                        Total Options
                                                         Granted to
                                            No. of        Employees     Exercise
                                            Options       in Fiscal       Price     Expiration
Name                                        Granted       Year (1)      ($/Sh)(2)      Date         Value ($)
- ----                                        -------     -------------   ---------   ----------      ---------
Stanley P. Goldstein ...................        --           --             --          --              --
Harvey Rosenthal .......................     25,000         13.4%        $39.90       1/11/04       $234,500
Robert D. Huth .........................        --           --             --          --              --
Jerald S. Politzer .....................        --           --             --          --              --
Jerald L. Maurer .......................     15,000          8.0%        $39.90       1/11/04       $140,700

- ------------------
(1) As stated in the Compensation Committee Report on Executive Compensation in this Proxy Statement, the "normal" annual awards of stock options were not made in 1994. The only awards were in connection with the hiring or promotion of employees. Accordingly, the percentages appearing in this column are not representative of normal year awards.
(2) These options became exercisable on January 12, 1995, one year after the date of grant and were awarded at fair market value on the date of grant.
(3) Calculated using the Black-Scholes option pricing model which for 1994 grants was determined based on the following six inputs: (1) the option exercise price is $39.90; (2) the fair value of the stock under option at the time of grant is also $39.90; (3) the dividend yield is 3.81% which equals the $1.52 dividend paid to shareholders during the year prior to the date of grant of the option divided by the stock price of $39.90; (4) the option term is 10 years; (5) the volatility of the stock is 20.72%, based on an analysis of weekly closing stock prices and dividends paid during the three-year period prior to the grant of the options; and (6) the assumed risk-free rate of interest is 5.88%, equivalent to a 10 year treasury yield at the time of grant of the options. No other discounts or any other restrictions related to vesting or the likelihood of vesting were applied.


           AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDING 12/31/94
                           AND YEAR END OPTION VALUES


     The following table summarizes stock option exercise activity for the named executive officers during the last fiscal year and the fiscal year-end values of unexercised options.

                                                                                                     Value of
                                                                                 Number of         Unexercised
                                                                               Unexercised         In-the-Money
                                                                                Options at          Options at
                                                                             Fiscal Year-End(#)  Fiscal Year-End($)
                                                                             -----------------   ------------------
                                           Shares Acquired        Value        Exercisable/        Exercisable/
Name                                       on Exercise(#)      Realized($)     Unexercisable       Unexercisable
- ----                                       ---------------     -----------   -----------------   ------------------
Stanley P. Goldstein .................          8,000            166,000          302,000/0          65,625/0
Harvey Rosenthal .....................            --                 --        112,000/25,000        30,625/0
Robert D. Huth .......................            --                 --           152,000/0             0/0
Jerald S. Politzer ...................            --                 --           109,000/0             0/0
Jerald L. Maurer .....................            --                 --           0/15,000              0/0

      COMPARISON OF FIVE YEAR CUMULATIVE TOTAL SHAREHOLDERS' RETURN AMONG
          MELVILLE CORPORATION, S&P 500 INDEX AND S&P RETAIL COMPOSITE

      (The below table was also depicted as a graph in the printed proxy)

- -------------------------------------------------------------------

                     1989   1990   1991    1992    1993     1994
                     ----   ----   ----    ----    ----     ----
Melville             $100   $ 97   $106    $131    $103     $ 82
S&P 500              $100   $ 97   $126    $136    $150     $152
S&P Retail Composite $100   $100   $159    $186    $179     $163

- -------------------------------------------------------------------

     Income Continuation Policy. In January, 1987, the Board of Directors adopted and in May, 1988 amended, the Income Continuation Policy for Select Senior Executives of Melville Corporation (the "Income Continuation Policy"), which provides that in the event of a change in control, as defined in the Income Continuation Policy, and subsequent termination of employment by the Corporation other than for cause, or by the executive with good reason (as defined in the Income Continuation Policy), within twenty-four (24) months of a change in control, the Chief Executive Officer and other named executive officers in the Summary Compensation Table will be entitled to receive from the Corporation a single sum payment equal to three (3) times annual base pay (other than Mr. Maurer who will be entitled to receive two (2) times annual base pay) plus their full normal annual incentive compensation award immediately prior to such termination of employment. In addition, upon such a termination of employment, each covered executive will be entitled to remain a participant in all employee welfare benefit plans maintained by the Corporation at the time of such termination of employment for a period of twenty-four (24) months after such termination of employment (or if such participation is not possible under the terms of any such plan, each such executive shall be provided with benefits which are comparable to the coverage provided by such plan). The Income Continuation Policy also provides that in the event of a change in control each covered executive shall be fully vested in all shares previously awarded to the executive under the Corporation's Omnibus Stock Incentive Plan and any successor plan thereto without regard to any restrictions previously imposed under the terms of such plan and entitled to exercise any stock options on the Corporation's Common Stock (whether or not otherwise exercisable). In addition, upon termination of employment each outstanding option shall remain exercisable until the earlier of six (6) months after such termination, provided such exercise does not violate the terms of the plan under which such option was granted, or the expiration of the option period specified in such plan. The Income Continuation Policy also provides that if payments under such policy or the Supplemental Executive Retirement Plan described below are subject to tax under Section 4999 of the Internal Revenue Code (which deals with certain payments contingent on a change in control), the Corporation will make an additional payment to the covered executive in respect of such tax.


     Supplemental Executive Retirement Plan. In 1981, the Board of Directors adopted, and in May, 1988 amended, the Supplemental Executive Retirement Plan for Select Senior Management of Melville Corporation (the "Supplemental Retirement Plan"). The Supplemental Retirement Plan is designed to increase the retirement benefits of selected executive employees with at least fifteen (15) years of credited service. Under the plan, eligible executives with at least fifteen (15) years of credited service receive upon retirement at or after age sixty (60) an annual benefit equal to 50% of final compensation less any amounts provided by other retirement programs of the Corporation. In the case of retirement on or after age fifty-five (55) but before age sixty (60), a reduced benefit is provided. Except in the event of a change in control (as defined in the plan), no benefits are payable to an eligible executive who terminates employment prior to age fifty-five (55) or prior to completing fifteen (15) years of credited service. Benefits are generally payable in annual installments for the life of the executive, but other forms of payment of equivalent actuarial value may be elected. In the event of a change in control, eligible executives then covered by the plan whose employment is terminated as described in the Corporation's Income Continuation Policy are entitled within the following twenty four (24) month period to receive their benefit in a lump sum payment, the amount of which is reduced if the executive has less then fifteen
(15) years of credited service and/or if the executive is less than age sixty
(60), payable at its present value. Assuming continued employment of these individuals until age 55 or 60 and 5% annual increases in existing compensation levels, the table below shows the estimated annual benefit payable.

                                             Age 55          Age 60
                                             ------          ------
Mr. Goldstein ...........................  $   N/A(1)       $785,000
Mr. Rosenthal ...........................  $ 301,000        $789,000
Mr. Huth (2) ............................  $       0        $      0
Mr. Politzer ............................  $ 276,000(3)     $708,000
Mr. Maurer ..............................  $     N/A(4)     $199,000(5)

- ---------------
(1) Mr. Goldstein is currently age 60.
(2) Mr. Huth will be leaving the Corporation effective March 31, 1995 and therefore will not be eligible for benefits under this plan.
(3) Reflects benefit payable to Mr. Politzer at age 56, upon completion of 15 years of credited service.
(4) No benefit is payable to Mr. Maurer under this plan until age 62.
(5) Reflects benefit payable to Mr. Maurer at age 62 at which time he is entitled to receive 35% of final compensation.

     The Corporation and Mr. Jerald Maurer are parties to an agreement pursuant to which the Corporation agreed to pay Mr. Maurer eighteen (18) months base salary if his employment is terminated other than for cause during his first three years of employment. The Corporation also agreed to pay Mr. Maurer a retirement benefit of $48,000 a year beginning at age 62 if he remains employed by the Corporation until January 1, 1996. This benefit will be replaced when he reaches age 62, if he is still employed by the Corporation at such time, by the Supplemental Retirement Plan except that the annual benefit payable under such benefit shall be as follows: if he retires at age 62, he will be entitled to receive 35% of final compensation; if he retires at age 63, he will be entitled to receive 40% of final compensation; if he retires at age 64, he will be entitled to receive 45% of final compensation; and if he retires at age 65, he will be entitled to receive 50% of final compensation.

     The Corporation and Mr. Harvey Rosenthal are parties to an agreement providing that if Mr. Rosenthal's employment is terminated other than for cause, that the Corporation will continue to pay Mr. Rosenthal his base salary at the time of such termination, and continue medical and dental coverage, for a period of two years.

     The Corporation and Mr. Huth are parties to an agreement providing that if Mr. Huth leaves the Corporation or his employment is terminated other than for cause, that the Corporation will pay Mr. Huth no less than an amount equal to his salary for one year at the time of his termination together with the value of any normal incentive annual compensation awards. Further, Mr. Huth will be entitled to remain a full participant in the Corporation's employee welfare benefit plans, as defined by Section 3(1) of ERISA, for twenty-four months following his termination and will be entitled to exercise any outstanding stock options for a period of ninety days after termination.

          Compensation Committee Interlocks and Insider Participation

     Mr. Ivan Seidenberg, the President and Chief Executive Officer of NYNEX, who is one of the directors standing for re-election, serves on the Corporation's Compensation Committee. Mr. Stanley Goldstein, the Chairman and Chief Executive Officer of the Corporation, serves on the Board of Directors of NYNEX but does not serve on NYNEX's Compensation Committee.


          Item 2--PROPOSED AMENDMENTS TO OMNIBUS STOCK INCENTIVE PLAN

     The Corporation's Omnibus Stock Incentive Plan (the "Omnibus Plan") was approved by shareholders on April 18, 1990 and expires by its terms in April, 2000. The Omnibus Plan is the only stock based plan used by the Corporation to compensate its employees. It is a broad-based plan and currently has over 700 participants. It is primarily used by the Corporation to grant stock options which have a one-year vesting period and are exercisable for ten years or as long as the participant is employed by the Corporation, whichever is sooner. To a far lesser extent, it is also used to grant (i) restricted stock awards that are based on meeting specified one year performance criteria and a three-year vesting period, or, (ii) in the case of special situations involving the hiring or retention of employees, to award restricted stock subject to a three-year vesting period. Pursuant to the amendment discussed below, the right to grant stock appreciation rights under the Omnibus Plan, a right that was never used by the Corporation, will be eliminated. Awards of stock options must be at least at the fair market value on the date of grant and repricing is not permitted. Unvested stock awards under the Omnibus Plan are not transferrable by the participant except in the case of death, by will or by the laws of descent and distribution.

     As of the date of the Annual Meeting, it is expected that there will be approximately 300,000 shares available for grant under the Omnibus Plan. After a careful review of the needs of the Corporation for additional stock based compensation awards, the Board of Directors voted on February 22, 1995 to amend the Omnibus Plan to increase the authorized shares from 5,000,000 to 8,000,000. This increase will insure that sufficient shares are available to support decisions by the Compensation Committee for more performance-based stock incentive awards, continuing its trend to more closely tie compensation to performance factors and shareholder value.

     Because of the desire to more closely link compensation to performance and shareholder value, the Board of Directors also voted at its February meeting to amend the Omnibus Plan to (i) eliminate the right to grant stock appreciation rights, and (ii) to limit the total number of shares that can be used to make non-performance based awards of restricted stock during the remaining term of the plan to five percent of the total shares authorized under the Omnibus Plan. By retaining a limited right to make restricted stock awards based on time vesting only, the Corporation will retain the flexibility to deal with special circumstances.

     In addition, certain other amendments were approved by the Board of Directors in order to conform the Omnibus Plan to the rules relating to performance-based compensation under Section 162(m) of the Internal Revenue Code.

These amendments, which are being submitted to shareholders for approval, provide that, under the amended Omnibus Plan no person may be granted stock options for more than 700,000 shares during the remaining term of the Omnibus Plan. In addition, for restricted stock awards that have performance-based vesting, the Committee may only use as the performance criteria the Corporation's return on net assets and earnings before Federal income taxes or a combination of the foregoing. Finally, no person may be granted performance-based restricted stock awards in any year with a value (measured at date of grant) in excess of $300,000.

     Federal Income Tax Consequences of the Omnibus Plan. The following is a brief summary of the principal Federal income tax consequences of the Omnibus Plan under current laws. This summary is not intended to be exhaustive and, among other things, does not describe state or local tax consequences:

     Nonqualified stock options. When an optionee exercises an option, the difference between the option price and any higher fair market value of the shares on the date of exercise will be ordinary income to the optionee and will be allowed as a deduction for federal income tax purposes to the Corporation.

     Incentive stock options. When an optionee exercises an incentive stock option while employed by the Corporation or within the three month period (one year for disability) after termination of employment, no ordinary income will be recognized by the optionee at the time of exercise but the excess of the fair market value of the shares acquired by such exercise over the option price will be an adjustment to taxable income for purposes of the Federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are disposed of more than one year after the date of exercise and two years after the date of grant, the excess of the sale proceeds over the aggregate option price of such shares will be a long term capital gain to the individual, but the Corporation will not be entitled to any tax deductions with respect to such gain. If the shares are disposed of prior to such date (a "disqualifying disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such disqualifying disposition and the Corporation will be entitled to a Federal tax deduction in a like amount.

     Restricted Stock Awards.Generally, the receipt of shares of stock as part of a Restricted Stock Award will not be a taxable event unless the election described below is made. However, when the restrictions lapse the optionee will recognize ordinary income equal to the value of the shares at that time and the Corporation will be entitled to a tax deduction in the same amount. Alternatively, the grantee may elect within 30 days of the grant of the award to be taxed on an amount of ordinary income equal to the value of the shares on the date of grant. In this event, the Corporation will be entitled to a tax deduction at that time equal to the amount or ordinary income recognized by the grantee.

     Certain additional special rules may apply if the exercise price for an option is paid for in shares previously owned by the optionee rather than in cash or if the optionee is subject to Section 16 of the Securities Exchange Act of 1934.

     The amended sections of the Omnibus Plan which will become effective April 11, 1995 if approved by shareholders on such date are attached as Exhibit A with new language shown in italics and deleted language in brackets.

     The affirmative vote of a majority of issued and outstanding shares of Common Stock and ESOP Preference Stock of the Corporation, voting together as a single class, is required for approval of the amendments to the Omnibus Plan.

     The Board of Directors unanimously recommends that shareholders vote FOR approval of the amendments to the Omnibus Plan, as described above.

                          ITEM 3--SHAREHOLDER PROPOSAL

     The Corporation has been advised that a shareholder owning 2,100 shares of the Corporation's Common Stock intends to present the following proposal and supporting statement at the meeting of Shareholders on April 11, 1995. The name and address of this shareholder will be furnished by the Secretary of the Corporation upon request.

     "BE IT RESOLVED: that the shareholders of Melville Corporation ("Company"), request that the Board of Directors refrain from entering into or extending existing employment agreements which provide executive compensation after a change in control of the Company unless such agreements or arrangements are specifically submitted to the shareholders for approval. Additionally, we request that the Board, if allowable under the terms of the agreements, provide written notice of termination of existing agreements or present them to shareholders for approval."

               PROPONENT'S STATEMENT IN SUPPORT OF THE RESOLUTION

     "Golden parachutes are one of the lucrative executive benefits which have contributed to the public perception that many senior executive officers of major, publicly-traded companies are more concerned with cashing in on a system designed to their advantage than the effective operation of companies.

     "Our Company currently has severance arrangements, commonly referred to as golden parachutes, with certain officers of the Company which provide for compensation payments of up to 3 times annual compensation, enhanced pension benefits and continued welfare plan benefits in the event employment is terminated after a change in control of the Company.

     "We believe that these arrangements are not in the best interest of shareholders because they reduce shareholder value and financially reward mismanagement. Our concerns over shareholder value are based on a 1990 study by the United Shareholders Association of 1,000 major U.S. corporations which found that the average annualized two-year return was 20 percent higher for the 559 companies whose management did not hold golden parachutes.

     "Our concerns regarding rewarding mismanagement is based on the following logic. We believe a change in control of the Company will most likely occur if the Company is not managed in a way that realized the full value of its assets. If this type of mismanagement occurs and shareholders seek to protect the value of their investment by voting in a new Board of Directors or tendering their shares for an above market price, the very managers who failed to maximize shareholder value will receive a lucrative financial reward of up to 3 times average annual compensation.

     "The fact that Melville Corporation is currently performing well does not justify adoption of policies that we believe diminish accountability to shareholders. As shareholders, we must not allow ourselves to become complacent in light of the current good performance of the Company.


     "We believe that the issue of whether the Company should, in the future, provide management with golden parachutes is of such importance that shareholders should be given the opportunity to approve or reject these lucrative agreements."

                 THE BOARD OF DIRECTORS OPPOSES THIS RESOLUTION

     The Board believes that employee compensation arrangements which provide reasonable contingent benefits upon a change in control serve the best interests of shareholders and are an important and appropriate component of a compensation program.

     Change-in-control arrangements enable the Corporation to compete for and retain the highest caliber executives. Such arrangements are common among large companies and have no current cost to the Corporation or its shareholders. They will not prevent a business combination that will increase shareholder value.

     Furthermore, in the event a takeover bid or tender offer were made for the Corporation, change-in-control arrangements are intended to minimize, rather than create, a conflict of interest. These arrangements, by providing financial security for possible job loss following a takeover, help management assess a takeover bid objectively and advise the Board whether the bid is in the best interests of the Corporation and its shareholders. Moreover, since it could be some time between when a change in control is proposed until it is completed or otherwise, it protects the Corporation against losing key employees during that time.

     Adoption of this resolution would inappropriately limit the Board's flexibility and ability to quickly implement competitive compensation arrangements to recruit and retain experienced, effective management and to respond to changing economic and business situations. The Board believes the delays caused by the shareholder approval process are not in the best interests of the Corporation or its shareholders.

     The Board of Directors unanimously recommends a vote AGAINST the above shareholder proposal.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP was the Corporation's independent auditor for the year ended December 31, 1994 and has been selected by the Board of Directors, upon recommendation of the Audit Committee, to serve as such for the year ending December 31, 1995. A representative of KPMG Peat Marwick LLP is expected to attend the Annual Meeting of Shareholders on April 11, 1995 and will be given the opportunity to make a statement and/or to respond to appropriate questions.

                               BOARD OF DIRECTORS


Meetings and Committees


     During the 1994 fiscal year, there were nine meetings of the Board of Directors. The Corporation maintains standing Audit, Nominating and Compensation Committees of the Board of Directors. Mr. Jordan attended five of the nine board meetings.

     The Audit Committee held three meetings during the 1994 fiscal year. The duties of the Audit Committee are (i) to consider the adequacy of the accounting and internal control systems, (ii) to oversee the audit function, both independent and internal, (iii) to review annual consolidated financial statements, (iv) to direct and supervise special investigations, (v) to recommend to the Board of Directors the appointment of independent auditors,
(vi) to review non-audit services provided by the independent auditors, (vii) to review conflict of interest policy and compliance procedures and (viii) to report to the Board of Directors from time to time and make such recommendations and observations as it sees fit.

     The members of the Audit Committee are:

     Patricia Carry Stewart, Chairman
     Hyman L. Battle, Jr.*
     William H. Joyce
     Terry R. Lautenbach
     M. Cabell Woodward, Jr.

     The Nominating Committee held three meetings during the 1994 fiscal year. The duties of the Nominating Committee are to nominate, in concert with the Chairman of the Board of Directors, any new director for election by the Board of Directors. The Nominating Committee will consider nominees recommended by the shareholders; the Committee, however, does not have any formal procedure to be followed by shareholders in submitting such recommendations.

     The members of the Nominating Committee are:

     John J. Creedon, Chairman*
     Allan J. Bloostein
     Theodore Levitt*

     The Compensation Committee held seven meetings during the 1994 fiscal year. The duties of the Compensation Committee are (i) to review and approve the salaries, bonuses and other compensation of all officers and directors of the Corporation and its subsidiaries and of each executive of the Corporation and its subsidiaries whose base salary is greater than $200,000 per annum, (ii) to administer the Omnibus Stock Incentive Plan and any outstanding awards under the 1973 and 1987 Stock Option Plans subject to the terms of such plans and (iii) to administer any profit incentive plans for the benefit of the Corporation and its divisions.

     The members of the Compensation Committee are:

     Donald F. McCullough, Chairman
     Allan J. Bloostein
     Ivan G. Seidenberg
     M. Cabell Woodward, Jr.

                            DIRECTOR'S COMPENSATION


     Annual Retainer. Each director who is not an employee of the Corporation receives a retainer of $25,000 per year and a fee of $1,000 for each Board or committee meeting that he or she attends. In addition, each director who is not an employee of the Corporation receives an annual retainer of $2,500 for each committee he or she chairs.

     1989 Directors Stock Option Plan. On January 11, 1989 the Board of Directors adopted, and on April 11, 1989 the shareholders approved, a stock option plan designated as the "1989 Directors Stock Option Plan", pursuant to
- -----------------
 * Messrs. Battle, Creedon and Levitt will be retiring from the Board of Directors, pursuant to board policy, as of April 11, 1995.

which options for an aggregate of 150,000 shares of the Corporation's Common Stock may be granted to directors who are not employees of the Corporation.

     All directors of the Corporation who at the time of grant are not, and within the one year period immediately preceding such time of grant have not been, an employee of the Corporation or its subsidiaries or otherwise eligible for selection to participate in any plan of the Corporation or its subsidiaries that entitles the participant therein to acquire stock or stock options of the Corporation or its subsidiaries, are eligible ("Eligible Directors") to receive options under the Directors Stock Option Plan at the market price on the date of grant. The nominees for director who are Eligible Directors are Messrs. Bloostein, Cornwell, Gerrity, Jordan, Joyce, Lautenbach, McCullough, Seidenberg, Ms. Stewart and Mr. Woodward.

     On January 11 of each calendar year, all Eligible Directors receive an option to purchase 1,000 shares of the Corporation's Common Stock. Notwithstanding the foregoing, any director who became or becomes an Eligible Director after February 24, 1989 was or shall be granted an initial option to purchase 2,000 shares of the Corporation's Common Stock. Each Eligible Director as of January 11, 1994 received an option to purchase 1,000 shares of the Corporation's Common Stock at the then fair market value of such stock, pursuant to the terms of the Directors Stock Option Plan. In April, 1994, and in September, 1994, respectively, upon becoming Eligible Directors, Messrs. Joyce and Cornwell received options to purchase 2,000 shares of the Corporation's Common Stock at the then fair market value. Since the adoption of the Directors Plan through March 1, 1995, options to purchase an aggregate of 91,000 shares of Common Stock have been granted at the average exercise price of $41.80 per share.

     Directors Retirement Plan. As of January 1, 1992, the Corporation adopted the Directors Retirement Plan for non-employee directors. Pursuant to this plan non-employee directors who retire at age 65 or older with at least five years of service are eligible to receive retirement benefits equal to the annual retainer paid by the Corporation immediately prior to such directors retirement. For directors with more than five but less than ten years of service, such benefit is payable for the lesser of the total number of years of service or life. For directors with at least ten years of service, such benefit is payable for the life of the director.

     The Directors Stock Option Plan and the Directors Retirement Plan permit the Corporation to compete with other organizations offering similar plans in attracting and retaining the services of persons of exceptional talent who are able to make important contributions to the Corporation by giving directors a direct and long term interest in the Corporation's future success.

     Directors and Officers Liability Insurance. The Corporation has purchased directors and officers liability insurance with a limit of $100,000,000 and pension trust liability insurance with a limit of $50,000,000. This insurance was purchased in layers from National Union Fire Insurance Company of Pittsburgh, PA; Federal Insurance Company of Warren, NJ; Fireman's Fund Insurance Company of Ohio; Fidelity & Casualty Company of New York, NY; Athena Assurance Company of St. Paul, MN; and Reliance Insurance Company of Philadelphia, PA. The pension trust liability insurance covers actions of directors and officers as well as other employees with fiduciary responsibilities under ERISA. All of the insurance policies expire on June 1, 1995. The aggregate premium for these insurance policies is $776,900 for the directors and officers liability coverage and $129,059 for the pension trust liability coverage. It is expected that the above liability insurance coverage will be renewed or replaced upon expiration of the above policies.


                                 OTHER MATTERS

     Management does not intend to present and has no knowledge that others will present at the annual meeting matters other than those set forth herein. If any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed Proxy to vote the shares represented in accordance with their judgment, pursuant to the discretionary authority granted therein.

Voting, Solicitation of Proxies and Shareholder Proposals

     The outstanding voting securities of the Corporation are its shares of Common Stock and its ESOP Preference Stock. Under New York law and the Corporation's Certificate of Incorporation, each share of Common Stock outstanding on the record date is entitled to one vote at the Annual Meeting of Shareholders. Each share of ESOP Preference Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such share of ESOP Preference Stock could be converted on the record date, which for the 1995 Annual Meeting is one vote per share. The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes constitutes a quorum. As of March 1, 1995 there were issued and outstanding and entitled to vote 104,808,840 shares of Common Stock and 6,368,249 shares of ESOP Preference Stock.

     The Proxy, if returned properly executed and not subsequently revoked by written notice delivered to the Secretary of the Corporation or in person at the meeting, will be voted in accordance with the choice made by the shareholder. If no instructions are indicated but the Proxy is executed, the Proxy will be voted FOR the election of all Directors, FOR Item 2 described in this Proxy Statement, and AGAINST the shareholder proposal described in Item 3 of this Proxy Statement.

     Votes are tabulated by the Corporation's transfer agent using the transfer agent's automated system. Under New York law, directors are elected by a plurality of the votes cast at the meeting. The proposal to approve the amendments to the Omnibus Plan requires the affirmative vote of a majority of issued and outstanding shares. The shareholder proposal requires the affirmative vote of a majority of the shares cast at the meeting entitled to vote thereon.

     Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted for such purposes. Broker non-votes, that is, shares registered in the names of brokers or other "street name" nominees for which proxies are voted on some but not all matters, will be considered to be represented at the meeting but will be considered to be voted only as to those matters actually voted on.

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Corporation in connection with the Annual Meeting of Shareholders of the Corporation to be held on April 11, 1995 and any adjournment or adjournments thereof. Only shareholders of record at the close of business on March 1, 1995 will be entitled to notice of, and to vote at, the meeting and at any adjournment or adjournments thereof. Anyone giving a Proxy may revoke it at any time before it is exercised by notifying the Secretary of the Corporation in writing that the Proxy is revoked or by attending and voting in person at the meeting.

     The cost of the solicitation of Proxies will be borne by the Corporation. The Corporation has retained Morrow & Co. to assist it in the solicitation of Proxies for a fee of $6,000 plus out-of-pocket expenses. In addition, solicitations may be made by mail, telephone, telegraph and personal interview, by the directors, officers and regularly engaged employees of the Corporation, without extra compensation.

     Shareholder proposals intended for inclusion in next year's Proxy Statement must be received by the Secretary of the Corporation at One Theall Road, Rye, New York 10580, no later than November 2, 1995.

     If you do not plan to attend the Annual Meeting of Shareholders on April 11, 1995 in person, the management urges that you show your interest in the Corporation's affairs, whether your holdings are large or small, by promptly signing and returning the enclosed Proxy so that your stock may be voted. A postage paid return envelope is provided. The giving of such Proxy will not affect your right to vote in person should you later decide to attend the meeting.



                      By order of the Board of Directors.



                                                 Melville Corporation



                                                  Arthur V. Richards
                                             Vice President and Secretary


Dated: March 7, 1995

                                                                       EXHIBIT A

                               AMENDMENTS TO THE
                              MELVILLE CORPORATION
                                 OMNIBUS STOCK
                                 INCENTIVE PLAN

Section 3(a) is to be amended to read as follows:

     3. Shares of Common Stock Subject to the Plan

          (a) Subject to the provisions of Section 3(c) and Section 10 of the Plan, the aggregate number of shares of Common Stock that may be issued or transferred pursuant to Incentive Awards under the Plan will not exceed 8 {5},000,000 shares. No Participant may be granted Stock Options on more than 700,000 shares of Common Stock after April 11, 1995.

Section 7 is amended to read in its entirety as follows:

     7. Terms and Conditions of Stock Appreciation Rights

          Notwithstanding anything in this Plan to the contrary, no Stock Appreciation Rights may be granted under this Plan.

Section 8 is amended by adding a new sentence to the end of Section 8(a) as indicated in paragraph (a) below and by changing Sections 8(c) and 8(d) to Sections 8(d) and 8(e), respectively, and by adding a new Section 8(c) to read as indicated in paragraph (c) below:

          (a) Notwithstanding anything in this Plan to the contrary, no more than five (5) % of the total number of shares authorized under this Plan may be used to make awards of non-performance Based Restricted Stock after April 11, 1995.

          (c) Performance-Based Restricted Stock Awards. At the discretion of the Committee, there may be granted Performance-Based Restricted Stock Awards which, in addition to the other rules of Section 8, will be subject to forfeiture if during a specified performance period established by the Committee at the time of grant the Performance Measure Target (as defined herein) is not achieved. For this purpose, Performance Measure Target shall mean an earn-out schedule prescribed by the Committee using the Corporation's return on net assets or earnings before Federal income taxes or a combination of the foregoing. In no event may a Participant be granted Performance Based Awards in any calendar year which have a value, measured at the date of grant, which exceeds $300,000.


- ----------------------
Deletions are bracketed, additions are italicized.

MELVILLE CORPORATION
One Theall Road
Rye, New York 10580                                                        PROXY

         This Proxy is solicited on behalf of the Board of Directors of
                    Melville Corporation (the "Corporation")

     The undersigned hereby appoints STANLEY P. GOLDSTEIN, DONALD F. McCULLOUGH AND M. CABELL WOODWARD, JR., and each of them, the undersigned's true and lawful proxies, agents and attorneys, each with full power to act without the others and with full power of substitution and revocation, for and on behalf of the undersigned, to vote all the shares of Common Stock of the Corporation which the undersigned would be entitled to vote if present at the Annual Meeting of Shareholders of the Corporation to be held at 10:00 o'clock A.M., New York Time, on April 11, 1995, at the offices of the Corporation, One Theall Road, Rye, New York 10580, and at any adjournment or adjournments thereof.

     The undersigned hereby ratifies and confirms all that said proxy may lawfully do in the premises, and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment or adjournments thereof. The undersigned acknowledges receipt of the notice of and proxy statement for said meeting.

     The Board recommends a vote "FOR all nominees" for Directors in Item 1, "FOR" Item 2 and "AGAINST" Item 3.

     To vote in accordance with the Board of Directors' recommendations, just sign the reverse side; no boxes need to be checked. If this proxy is executed but no instructions are given to any items set forth in this Proxy, this Proxy will be voted FOR Items 1 and 2 and AGAINST Item 3.

[X] Please mark your votes as this

The Board recommends a Vote "FOR all nominees" for Directors in Item 1, "FOR"
Item 2 and "AGAINST" Item 3. To vote in accordance with the Board's recommendations, just sign below; no boxes need to be checked.

                                 -------------
                                 COMMON SHARES

Item 1--ELECTION OF DIRECTORS

A.J. Bloostein, W.D. Cornwell, T.P. Gerrity, S.P. Goldstein, M.H. Jordan, W.H. Joyce, T.R. Lautenbach, D.F. McCullough, H. Rosenthal, I.G. Seidenberg, P.C. Stewart and M.C. Woodward, Jr.

(Instruction: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.)


- -------------------------------------------------------------------------------

FOR All nominees listed on the right (except as marked to the contrary on the
right)         [ ]

WITHHOLD AUTHORITY to vote for all nominees listed on the right       [ ]

Item 2--Approval of the Amendments to the Omnibus Stock Incentive Plan.

               FOR       AGAINST     ABSTAIN
               [ ]         [ ]         [ ]

Item 3--Approval of the Shareholder Proposal.

               FOR       AGAINST     ABSTAIN
               [ ]         [ ]         [ ]

Item 4--In their discretion, the proxies and each of them, are authorized to vote in accordance with their judgment upon such other business as may properly come before the meeting.

This Proxy when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. Please sign below EXACTLY as name appears on this Proxy.


Dated:                                  , 1995
- ----------------------------------------------

Signature
- ----------------------------------------------

This Proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return this proxy card using the enclosed prepaid envelope. This Proxy must be returned for your shares to be voted at the meeting in accordance with your instructions if you do not plan to attend the meeting. Please indicate any change in address.

MELVILLE CORPORATION
One Theall Road
Rye, New York 10580                                                        PROXY

         This Proxy is solicited on behalf of the Board of Directors of
                    Melville Corporation (the "Corporation")


     The undersigned hereby instructs The Bank of New York, as trustee*, to vote all the shares of Series One Convertible Preference Stock (the "ESOP Stock") of the Corporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at 10:00 o'clock A.M., New York Time, on April 11, 1995, at the offices of the Corporation, One Theall Road, Rye, New York 10580, and at any adjournment or adjournments thereof.

     The undersigned hereby ratifies and confirms all that said proxy may lawfully do in the premises, and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment or adjournments thereof. The undersigned acknowledges receipt of the notice of and proxy statement for said meeting.

     The Board recommends a vote "FOR all nominees" for Directors in Item 1, "FOR" Item 2 and "AGAINST" Item 3.

     To vote in accordance with the Board of Directors' recommendations, just sign the reverse side; no boxes need to be checked. If this proxy is executed but no instructions are given to any items set forth in this Proxy, this Proxy will be voted FOR Items 1 and 2 and AGAINST Item 3.

- -----------------------
 * The Bank of New York, as trustee has appointed Chemical Bank as Agent to tally the votes.

[X] Please mark your votes as this

The Board recommends a Vote "FOR all nominees" for Directors in Item 1, "FOR"
Item 2 and "AGAINST" Item 3. To vote in accordance with the Board's recommendations, just sign below; no boxes need to be checked.

                                  -----------
                                  ESOP SHARES

Item 1--ELECTION OF DIRECTORS

A.J. Bloostein, W.D. Cornwell, T.P. Gerrity, S.P. Goldstein, M.H. Jordan, W.H. Joyce, T.R. Lautenbach, D.F. McCullough, H. Rosenthal, I.G. Seidenberg, P.C. Stewart and M.C. Woodward, Jr.

(Instruction: To withhold authority to vote for any individual nominee, print that nominee's name in the space provided below.)


- -------------------------------------------------------------------------------

FOR All nominees listed on the right (except as marked to the contrary on the
right)         [ ]

WITHHOLD AUTHORITY to vote for all nominees listed on the right       [ ]

Item 2--Approval of the Amendments to the Omnibus Stock Incentive Plan.

               FOR       AGAINST     ABSTAIN
               [ ]         [ ]         [ ]

Item 3--Approval of the Shareholder Proposal.

               FOR       AGAINST     ABSTAIN
               [ ]         [ ]         [ ]

Item 4--In its discretion, The Bank of New York, as trustee, is authorized to vote in accordance with its judgment upon such other business as may properly come before the meeting.

This Proxy when properly executed and returned, will be voted in the manner directed herein by the undersigned shareholder. Please sign below EXACTLY as name appears on this Proxy.


Dated:                                  , 1995
- ----------------------------------------------

Signature
- ----------------------------------------------

This Proxy is solicited on behalf of the Board of Directors. Please mark, sign, date and return this proxy card using the enclosed prepaid envelope. This Proxy must be returned for your shares to be voted at the meeting in accordance with your instructions if you do not plan to attend the meeting. Please indicate any change in address.